                                                             EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement (including a "Reoffer Prospectus") of Goody's Family Clothing, Inc. on Form S-8 of our report dated March 18, 1998 incorporated by reference in the Annual Report on Form 10-K of Goody's Family Clothing, Inc. for the year ended January 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 19, 1998